UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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QNB Corp.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Proxy Statement April 14, 2020

P.O. Box 9005 Quakertown, PA 18951-9005 TEL (215)538-5600 FAX (215)538-5765

April 14, 2020

Dear Fellow Shareholder:

You are invited to attend QNB Corp.’s 2020 Annual Meeting of Shareholders on Tuesday, May 26, 2020. The meeting will be held at McCoole’s Arts & Events Center, 10 South Main Street, Quakertown, Pennsylvania at 11:00 a.m., Eastern time. Enclosed are the notice of the annual meeting, proxy statement and proxy card for the annual meeting. Our 2019 Annual Report on Form 10-K accompanies these enclosures.

At this year’s annual meeting, you are being asked to elect the four Class II director nominees of the Board of Directors and to ratify the Audit Committee’s appointment of Baker Tilly Virchow Krause, LLP as QNB Corp.’s independent registered public accounting firm for 2020.  These proposals are fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE NOMINEES FOR ELECTION. WE RECOMMEND THAT YOU VOTE “FOR” ALL FOUR NOMINEES AND “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope.

If you have any questions regarding the annual meeting, please contact Suzanne Weisberg at (215) 538-5600, extension 5677.

Thank you for your cooperation and continuing support.

Sincerely,

David W. Freeman

Chief Executive Officer

We continue to monitor developments regarding the coronavirus or COVID-19.  In light of the safety and welfare of our shareholders, employees, directors, and other stakeholders and to comply with any government orders that may then be in effect, we may elect to hold the annual meeting as a virtual meeting held by remote communication in lieu of a physical meeting.  If we determine to make any change to hold the meeting by remote communication, we will announce the change in advance by press release and filings with the Securities and Exchange Commission, and provide instructions on how shareholders can participate at https://www.qnbbank.com.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

QNB CORP.

TO BE HELD ON MAY 26, 2020

TO OUR SHAREHOLDERS:

The 2020 Annual Meeting of the Shareholders of QNB Corp. will be held at McCoole’s Arts & Events Center, 10 South Main Street, Quakertown, Pennsylvania on Tuesday, May 26, 2020, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)	election of the four Class II director nominees of the Board of Directors;
(2)	ratification of the appointment of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2020; and
(3)	such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on March 24, 2020 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting, either in person or by proxy.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date and sign the proxy card, and return it promptly in the enclosed envelope provided. At any time prior to the proxy being voted, it is revocable by written notice to QNB Corp. in accordance with the instructions set forth in the enclosed proxy statement, including by voting at the meeting in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2020:  Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2020 Annual Meeting of Shareholders are available on the Internet. The proxy statement, the proxy card and the 2019 Annual Report to Shareholders on Form 10-K are available at www.qnbbank.com under the “Investor Relations” link.

If you plan to attend the annual meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date.

By Order of the Board of Directors,

Suzanne B. Weisberg

Secretary

Quakertown, Pennsylvania

April 14, 2020

QNB continues to monitor developments regarding the coronavirus or COVID-19.  In light of the safety and welfare of shareholders, employees, directors, and other stakeholders and to comply with any government orders that may then be in effect, we may elect to hold the annual meeting as a virtual meeting held by remote communication in lieu of a physical meeting.  If QNB determines to make any change to hold the meeting by remote communication, we will announce the change in advance by press release and filings with the Securities and Exchange Commission, and provide instructions on how shareholders can participate at https://www.qnnbank.com.

QNB Corp.

15 North Third Street

P.O. Box 9005

Quakertown, Pennsylvania 18951

(215) 538-5600

PROXY STATEMENT

2020 Annual Meeting OF SHAREHOLDERS – MAY 26, 2020

This proxy statement is being furnished to holders of the common stock, par value $0.625 per share, of QNB Corp. (herein referred to as QNB or the Corporation) in connection with the solicitation of proxies by the Board of Directors for use at the 2020 Annual Meeting of Shareholders.

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the accompanying Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the judgment of the person or persons voting the proxy upon the recommendation of the Board of Directors.

The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB’s common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and QNB Bank (herein referred to as the Bank) may solicit proxies personally, by telephone or other electronic means without additional compensation.

These proxy materials are first being mailed to shareholders on or about April 14, 2020.

Date, Time and Place of Meeting

QNB’s annual shareholders’ meeting will be held on Tuesday, May 26, 2020, beginning at 11:00 a.m., Eastern time. The meeting will be held at McCoole’s Arts & Events Center at 10 South Main Street, Quakertown, Pennsylvania.

Outstanding Securities; Quorum; Voting Rights; and Record Date

The close of business on March 24, 2020 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, QNB had 3,522,888 shares of common stock issued and outstanding.

Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting.  Shareholders do not have cumulative voting rights in elections of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting. We intend to count as present: (i) shares present in person but not voting; (ii) shares for which we have received proxies but for which the holders of such shares have withheld votes or abstained; and (iii) shares represented by proxies returned by a broker holding shares for a beneficial owner in nominee or street name even if the shares are not entitled to be voted on a particular proposal because the nominee does not have discretionary voting authority with respect to that proposal and has not received instructions from the beneficial owner (commonly referred to as “broker non-votes”).

QNB’s Bylaws and Pennsylvania law govern the vote needed to elect directors and approve the other matters to be considered at the annual meeting. In the case of the election of the Class II directors, assuming the presence of a quorum, the four candidates receiving the highest number of votes will be elected to the Board of Directors. Assuming the presence of a quorum, a majority of the votes cast at the meeting is required to approve the advisory vote on compensation of QNB’s named executive officers and to ratify the appointment of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2020.  Because they are not considered votes cast, abstentions and broker non-votes have no effect on the matters to be considered at the annual meeting.

You may not vote your shares held by a broker in nominee or “street” name at the annual meeting unless you obtain a legal proxy from your broker or holder of record.

Solicitation of Proxies

The Board of Directors is soliciting proxies for use at QNB’s 2020 Annual Meeting of Shareholders.

Voting and Revocability of Proxies

Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of QNB’s nominees to the Board of Directors, and FOR ratification of the appointment of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2020. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted at the discretion of the proxy holders as to such matters upon the recommendation of the Board of Directors.

A shareholder of record who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to Suzanne B. Weisberg, Secretary of QNB, at the offices of QNB, at 320 West Broad Street, P.O. Box 9005 Quakertown, Pennsylvania 18951, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting in person after giving notice of the revocation.

PROPOSAL 1

ELECTION OF THE FOUR CLASS II DIRECTOR NOMINEES

The Board of Directors

QNB’s Articles of Incorporation and Bylaws provide that the Board of Directors consists of no less than seven or no more than fifteen members divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible.  Anna Mae Papso, a current member of the Class II directors, will not stand for re-election, as she has attained the age of 75 prior to the annual meeting and will thus no longer be eligible to serve on the Board.  At the recommendation of the Nominating Committee, the Board of Directors has nominated Randy S. Bimes and Laurie A. Bergman for election to the Board as Class II directors. The remaining directors constituting Class II have been nominated for re-election at the annual meeting. The remaining Directors in Class III will hold office until the 2021 annual meeting and the Directors in Class I will hold office until the 2022 annual meeting.

The Class II Director Nominees of the Board of Directors

At the annual meeting, four Class II directors will be elected. Each director so elected will hold office until the 2023 Annual Meeting of Shareholders and until his or her successor in office is duly qualified and elected.

To the extent given discretion, the persons named in the accompanying proxy intend to vote FOR each of the nominees listed below. Each nominee has consented to being nominated as a director and, as far as the Board of Directors and management of QNB are aware, will serve as a director if elected. In the event that any nominee should decline to serve or be unable to serve, the persons named in the accompanying proxy may vote for the election of such person or persons as the Board of Directors recommends.

Set forth on the following pages, we include the following information with respect to each director and director nominee:

•	their names and ages;
•	the years they first became directors of QNB and the Bank;
•	their principal occupations and other directorships over the past five years; and
•	a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director.

Voting Requirements

The four director candidates are required to be elected by a plurality of the total votes cast. Thus, the four persons receiving the highest number of votes will be elected. Votes may be cast in favor or withheld for any or all of the nominees.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE NOMINEES BE ELECTED AS A CLASS II DIRECTOR.

Current Class II Directors and Nominees for Three Year Term Expiring in 2023

Randy S. Bimes

Nominated for Director of QNB and the Bank

Age 58

Dr. Bimes is President and managing partner of Quakertown Veterinary Clinic –  (August 1996 to present).  Since December 2016 serving as Vice President of Operations at MAVANA, a national aggregation of veterinary practices.  Chair of the Medical Advisory Board of Community Veterinary Partners (July 2016 to present).  Dr. Bimes’ educational background includes Doctor of Veterinary Medicine degree from University of Illinois College of Veterinary Medicine.  His experience in small business operations and development, strategic planning and work in small business aggregation, as well as his role in the community give Dr. Bimes the qualifications and skills to serve as a director of QNB.

Laurie A. Bergman

Nominated for Director of QNB and the Bank

Age 42

Ms. Bergman is Vice President, Chief Accounting Officer and Corporate Controller of UGI Corporation (February 2019 to present). She previously served as the Chief Accounting Officer and Corporate Controller of AmeriGas Propane, Inc. (2016 to 2019) and as its Group Director – Financial Planning and Operations (2014 to 2016). Ms. Bergman joined AmeriGas Propane, Inc. in 2006 as Manager – Disbursements and served in various roles for AmeriGas Propane, Inc., including Assistant Controller (2011 to 2012), Director of Financial Analysis and Planning (2012 to 2013), and Group Director of Financial Planning and Revenue Management (2013 to 2014). Prior to that, she held positions of increasing responsibility at AmeriGas Propane, Inc. Previously, Ms. Bergman served as a Financial Analysis Specialist and a Disbursement Operations Manager at CIGNA Corporation from 2001 to 2005.  Ms. Bergman’s educational background includes a Bachelor of Business Administration degree in Finance Temple University and a Master of Business Administration from Temple University.  Ms. Bergman’s leadership of corporate accounting functions in large publicly traded organizations give her the qualifications and skills to serve as a director of QNB.

Kenneth F. Brown, Jr.

Director of QNB and the Bank since 1993

Age 64

Mr. Brown is the President of McAdoo & Allen, Inc., a manufacturer of pigment dispersions and high performance coatings (September 1989 to present). Mr. Brown also serves or has served as a Director and Trustee for various local nonprofit organizations including the Upper Bucks YMCA and St. Luke’s Quakertown Hospital. The Board believes that Mr. Brown’s success in building and managing McAdoo and Allen, Inc. along with his prominent role in the community and years of service as a director of QNB give Mr. Brown the qualifications and skills to serve as a director of QNB.

W. Randall Stauffer

Director of QNB and the Bank since 2014

Age 65

Mr. Stauffer is Chairman/Chief Operating Officer of Stauffer Glove & Safety (July 2017 to present), a national distributor of gloves and safety equipment. He has been employed at Stauffer Manufacturing since 1976, holding various positions and is part of the fourth generation in the family business.   He served as President of Stauffer Manufacturing from January 2005 to June 2017. Mr. Stauffer is the managing member of Stauffer Realty Trust, LLC (March 2005 to present), a commercial real estate partnership.  Mr. Stauffer is also the managing member of WR and JR Realty, LLC (1987 to present), a residential real estate partnership.  Mr. Stauffer’s educational background includes a Bachelor of Science degree in Business Administration from Elizabethtown College. The Board believes that Mr. Stauffer’s business experience and long-term involvement with many non-profit organizations in the Upper Perkiomen Valley give him the qualifications to serve as a director of QNB.

Continuing Directors Serving Until 2021 (Class III Directors)

Thomas J. Bisko

Director of QNB since 1986

Director of the Bank since 1985

Age 72

Mr. Bisko served as the Chief Executive Officer of QNB and the Bank from March 1988 to December 2012. Mr. Bisko served as the President of QNB from May 1986 to September 2010 and the President of the Bank from September 1985 to September 2010. Mr. Bisko has also held the position of Treasurer of QNB from February 1986 to December 2012. Prior to joining QNB, Mr. Bisko was an examiner for the Office of the Comptroller of the Currency and a consultant with a firm specializing in the banking industry. Mr. Bisko served on many local boards including St. Luke’s Quakertown Hospital and the Upper Bucks YMCA. Mr. Bisko’s educational background includes a Bachelor of Science degree in business administration from King’s College. The Board believes that Mr. Bisko’s career in banking gives him the qualifications and skills to serve as a QNB director.

Dennis Helf

Chairman of the Board since 2002

Director of QNB since 1997

Director of the Bank since 1996

Age 73

Mr. Helf has been a Registered Investment Advisor since 1995 and has over 30 years of experience investing in community bank stocks. Prior to 1995, Mr. Helf was the managing partner in a law firm and spent 22 years representing five financial institutions in all facets of the law affecting financial institutions with a concentration in commercial lending and workouts. Mr. Helf served on the Board of Sellersville Savings & Loan and has long-term involvement with many nonprofit organizations in QNB’s market area. Mr. Helf’s educational background includes a Bachelor of Arts degree from Muhlenberg College, a Juris Doctorate from Villanova School of Law and a Masters in Tax Law from Temple University Law School. The Board believes that Mr. Helf’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a QNB director.

Jennifer L. Mann

Director of QNB and the Bank since 2015

Age 50

Ms. Mann is the founder and President of JL Mann Consulting, LLC, a firm that provides customized business solutions to a wide array of companies.  Elected to serve Allentown, Ms. Mann was a state representative from 1998 to 2012.  As a member of the national Democratic Leadership Council (DLC) Leadership Team, Ms. Mann served as chairwoman of the DLC’s State Legislative Advisory Board.  Prior to serving in the House, Ms. Mann launched and managed a successful wireless telecommunications business in Allentown. Ms. Mann also serves on several community and nonprofit boards including the board of the Lehigh Valley Community Foundation, the board of governors of St. Luke’s Hospital Allentown Campus and the executive board of the Minsi Trails Council of the Boy Scouts of America.  Ms. Mann earned degrees in government and economics from Lehigh University.  The Board believes that Ms. Mann’s business experience, combined with her legislative background and her legislative focus on business-friendly economic policies, give her a unique understanding of the challenges and opportunities associated with entrepreneurship and business leadership, provide the qualifications and skills to serve as a QNB director.

Scott R. Stevenson

Director of QNB and the Bank since 2015

Age 59

Mr. Stevenson was appointed President/CEO of Phoebe Ministries in June 2008 and also served as the organization’s Chief Financial Officer, from 2006 to 2017.  In addition, he serves as President of the organization’s Reciprocal Risk Retention Group. Prior to his appointment with Phoebe Ministries, Mr. Stevenson was the Chief Financial Officer of Graduate Hospital, Philadelphia, Pennsylvania, and prior to that served as Vice President of Financial Operations for Diakon

Lutheran Social Ministries. He holds a Bachelor’s Degree in Accounting and a Master of Business Administration in Healthcare Systems Management. Mr. Stevenson serves or served on several boards including:  CHHSM (Council for Health and Human Service Ministries), Highmark Blue Shield Regional Advisory Board, QNB Regional Advisory Board, and New Life Bible Fellowship Elder Board.  The Board believes that Mr. Stevenson’s extensive senior managerial experience including his financial accounting background and experience provide the qualifications and skills for him to serve as a QNB director.

Continuing Directors Serving Until 2022 (Class I Directors)

Autumn R. Bayles

Director of QNB and the Bank since December 2012

Age 49

Ms. Bayles is Vice President of Global Supply Chain for Aramark Corp., a global food and facilities company (August 2018 to present). Prior to that, Ms. Bayles served as Aramark Corp’s Vice President of Global Operational Excellence (March 2013 to August 2018) and Vice President of Strategic Development (October 2011 to March 2013).  Before joining Aramark Corp., Ms. Bayles was Senior Vice President of Strategic Operations from 2006 to 2011, and Chief Information Officer from 2003 to 2006 for Tasty Baking Company, a consumer packaged goods company.  Ms. Bayles’ educational background includes a Bachelor of Science degree in industrial engineering from Lehigh University and a Master of Business Administration from University of Pennsylvania’s Wharton School. Ms. Bayles’ career has focused on operational improvements and innovative growth opportunities leveraging technology and process changes. The Board believes that Ms. Bayles’ expertise in the areas of business strategy, operations and technology and her experience with a public company give her the qualifications and skills to serve as a QNB director.

David W. Freeman

Director of QNB since December 2012

Director of the Bank since 2010

Age 63

Mr. Freeman has been the Chief Executive Officer of QNB and the Bank from January 2013 to present. Mr. Freeman served as the President of QNB and the Bank from September 2010 to present. Mr. Freeman also served as Chief Operating Officer of QNB and the Bank from September 2010 to December 2012.  Prior to joining QNB, Mr. Freeman was the Division President of the Drovers Bank Division of Fulton Bank from March 2002 to March 2010. Mr. Freeman serves on several local boards including St. Luke’s Hospital, Upper Bucks YMCA and Minsi Trails Council of the Boy Scouts of America. Mr. Freeman’s educational background includes a Bachelor of Science degree in business management from Franklin University, a Master of Business Administration from The Ohio State University and he is a graduate of ABA Stonier Graduate School of Banking. The Board believes Mr. Freeman’s career in banking, including his position as President and Chief Executive Officer of QNB and the Bank, gives him the qualifications and skills to serve as a QNB director.

Gary S. Parzych

Director of QNB and the Bank since 1995

Age 64

Mr. Parzych is the President of Eugene T. Parzych, Inc., a construction company (1980 to present), President of Finland Leasing Company, Inc., a real estate holding company (1986 to present), a Partner in G & T Properties, a real estate holding company (1999 to present) and President of Gargen Incorporated, a sporting goods dealer (2008 to present). Mr. Parzych was a Quakertown School Board director from 1987 to 2004 and is currently a Trustee for the Upper Bucks YMCA. Mr. Parzych also is involved in other service organizations. The Board believes that Mr. Parzych’s business experience and his knowledge of the construction industry along with his years of service as a director provide the Board with valuable industry experience and knowledge of QNB to serve as a QNB director.

EXECUTIVE OFFICERS OF QNB AND/OR THE BANK

The following list sets forth the names of the executive officers of QNB, and other significant employees of the Bank, their respective ages, positions held, recent business experience with QNB and the Bank, and the period they have served in their respective capacities.

David W. Freeman

Age 63; Chief Executive Officer of QNB and the Bank from January 2013 to present; President of QNB and the Bank from September 2010 to present; Chief Operating Officer of QNB and the Bank from September 2010 to December 2012; Division President of the Drovers Bank Division of Fulton Bank from March 2002 to March 2010.

Christopher T. Cattie

Age 47; Executive Vice President, Chief Information Technology Officer of the Bank from February 2016 to present; Group Vice President of Information Technology for Bryn Mawr Trust Company from January 2015 to February 2016; Senior Vice President, Information Technology Director for Continental Bank, Plymouth Meeting, PA from March 2005 to December 2014.

Janice S. McCracken Erkes

Age 55; Chief Financial Officer of QNB from September 2014 to present; Executive Vice President, Chief Financial Officer of the Bank from September 2014 to present; Chief Risk Management Officer of the Bank from January 2017 to present; Chief Financial Officer of Noah Bank, Elkins Park, PA from May 2014 to September 2014; Chief Accounting Officer of Noah Bank, from December 2010 to April 2014; Chief Financial Officer of National Penn Bank, Boyertown, PA from February 2010 to September 2010; Executive Vice President and Director of Finance and Management Accounting of National Penn Bank from January 2007 to January 2010.

Scott G. Orzehoski

Age 54; Executive Vice President, Chief Lending Officer of the Bank from July 2011 to present; Senior Vice President, Chief Lending Officer of the Bank from February 2008 to June 2011; Senior Vice President, Commercial Lending Officer of the Bank from January 2002 to July 2011; Vice President, Commercial Lending Officer of the Bank from August 1997 to December 2001; Assistant Vice President, Commercial Lending Officer of the Bank from February 1996 to July 1997.

Dale A. Westwood

Age 64; Executive Vice President, Chief Retail Officer of the Bank from January 2015 to present; Senior Vice President, Chief Retail Officer of the Bank from October 2008 to December 2014; Vice President, Fairmont Quality Service & Sales Development, Frederick, PA from March 1999 to September 2008.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of March 24, 2020, the number of shares of common stock, par value $0.625 per share, beneficially owned by each current director and nominee for director, by each executive officer, and by all directors, nominees and executive officers of QNB and the Bank, as a group. Unless otherwise indicated, shares are held individually and not pledged as security. The address for each person is 320 West Broad Street, P.O. Box 9005, Quakertown, Pennsylvania 18951.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Autumn R. Bayles	830		*
Laurie Bergman	0		*
Randy S. Bimes	16,884	(3)	*
Thomas J. Bisko	25,647	(4)	*
Kenneth F. Brown, Jr.	150,100	(5)	4.21%
Christopher T. Cattie	5,561	(6)	*
David W. Freeman	23,902	(7)	*
Dennis Helf	35,061	(8)	*
Jennifer L. Mann	2,466		*
Janice McCracken Erkes	9,628	(9)	*
Scott G. Orzehoski	22,341	(10)	*
Anna Mae Papso	4,548		*
Gary S. Parzych	11,193	(11)	*
W. Randall Stauffer	38,508	(12)	1.08%
Scott R. Stevenson	822		*
Dale A. Westwood	13,050	(13)	*
Current Directors, Nominees & Executive Officers as a Group (16 persons)	360,541	(14)	10.11%
* Less than 1.00%

(1)

The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the rules of the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 24, 2020. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Numbers are rounded to the nearest one-hundredth percent.
(3)	Includes 15,884 shares owned jointly by Mr. Bimes with his wife.
(4)	Includes 20,329 shares owned jointly by Mr. Bisko with his wife and 325 shares held in her individual capacity.
(5)	Includes 148,336 shares owned jointly by Mr. Brown with his wife.
(6)	Includes 5,400 options
(7)	Includes 6,900 options.
(8)	Includes 22,043 shares owned jointly by Mr. Helf with his wife.
(9)	Includes 500 shares owned jointly by Ms. McCracken Erkes with her husband and 6,900 options.
(10)	Includes 6,900 options.
(11)	Includes 2,589 shares owned by Mr. Parzych’s wife and 3,862 shares held of record by Eugene T. Parzych, Inc., a construction company owned by Mr. Parzych.
(12)	Includes 30,583 shares owned by Mr. Stauffer’s wife.
(13)	Includes 6,900 options.
(14)

Includes 44,600 options, in the aggregate which are exercisable within 60 days of the record date; thus, the percentage ownership calculation is based upon an aggregate of 3,567,488 shares outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

The following table sets forth the names of each person who, directly or indirectly, are known to QNB’s management to be the beneficial owners of at least 5% of QNB's outstanding common stock as of March 24, 2020.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percentage of Class (2)
Maltese Capital Management LLC 150 East 52nd Street, 30th Floor New York, NY 10022	295,291	8.38%

(1)	Includes Terry Maltese, managing member of Maltese Capital Management LLC. Information is derived from a Schedule 13G filed with the SEC on February 13, 2020.
(2)	Numbers are rounded to the nearest one-hundredth percent.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to promote maximizing shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market and SEC regulations, as well as best practices suggested by recognized governance authorities.

The structure of the Corporation’s Board leadership consists of an independent non-employee Chairman, Mr. Helf, a non-independent Principal Executive Officer, David W. Freeman, and a majority of independent non-employee directors. The independent directors of the Board meet separately at least twice a year without management present. Additionally, the Corporation has an active committee structure in which members of the Board of Directors attend and actively participate in the following Committees: Investment/Asset & Liability Management Committee, Audit Committee, Compensation Committee, Executive Committee, Loan Committee, Nominating and Governance Committee, Strategic Planning Committee and Wealth Management Committee. The active participation in these Committees in addition to the monthly Board of Directors’ meetings provides the independent members of the Board the necessary insight into the daily operations of the Corporation. The Board believes that this Board leadership structure most effectively represents the best interests of the Corporation and its shareholders.

Currently, our Board of Directors has 10 members. Under the rules adopted by the Securities and Exchange Commission and Nasdaq Stock Market for independence, Autumn R. Bayles, Thomas J. Bisko, Kenneth F. Brown, Jr., Dennis Helf, Jennifer L. Mann, Anna Mae Papso, Gary S. Parzych, W. Randall Stauffer and Scott R. Stevenson meet the standards for independence. These directors represent more than a majority of our Board of Directors.

Our Board of Directors determined that the following director was not independent within the meaning of the rules and listing standards of the Nasdaq Stock Market: David W. Freeman, President and Chief Executive Officer of QNB and the Bank.

Our Board of Directors has determined that a lending relationship resulting from a loan made by the Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. Our Board of Directors also determined that maintaining with the Bank a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by our Board of Directors regarding director independence include, but are not limited to, vendor or contractual relationships with directors or their affiliates.

Risk Management

The management of risk is fundamental to the business of banking and integral to the daily operations of the Corporation. The Board of Directors oversees the Risk Management functions of the Corporation through policies which are reviewed at least on an annual basis and by representation on Loan Committee, and the joint Investment/Asset & Liability Committee. The minutes from these Committees are reported to the full Board of Directors. Janice McCracken Erkes is the Chief Risk Management Officer of the Bank.  Currently, the Corporation does not have an Enterprise Risk Management Committee.

Code of Ethics

We have adopted a Code of Ethics for Directors, officers and employees of QNB and the Bank. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on our website at www.qnbbank.com under “Governance Documents”.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF QNB AND THE BANK

Set forth below is a list of each of our current Board members and our current Board committee members. The respective chairperson of each of the Board committees is also noted below. Each current director of QNB is also a current member of the Bank’s Board of Directors.

Board Member	Board	Audit	Compensation	Executive	Nominating
Autumn R. Bayles	X	X	C		X
Thomas J. Bisko	X	X		X	X
Kenneth F. Brown, Jr.	X		X	X
David W. Freeman	X			X
Dennis Helf	C			C
Jennifer L. Mann	X		X
Anna Mae Papso	X	X
Gary S. Parzych	X				C
W. Randall Stauffer	X		X	X
Scott R. Stevenson	X	C
Meetings Held in 2019	12	5	1	0	2

C – Chairperson

Our Board of Directors held twelve meetings during 2019.  All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held for the period for which he or she has been a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

QNB has no specific policy requiring directors to attend the Annual Meeting of Shareholders; however, director attendance is strongly encouraged. All current members of the Board of Directors were present at the 2019 Annual Meeting of Shareholders. It is anticipated that all members of the Board of Directors will attend the 2020 Annual Meeting of Shareholders.

QNB’s Board of Directors established and maintains the following committees, among others:

Audit Committee. The Audit Committee recommends the engagement and dismissal of the independent registered public accounting firm, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by bank regulatory examiners are also reviewed by the Audit Committee. The Audit Committee also reviews all SEC filings and earnings press releases. The Audit Committee meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the adequacy of the design and operation of internal controls, including significant deficiencies identified, if any.  The Audit Committee held five meetings in 2019.

All members of the Audit Committee are independent directors pursuant to the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from QNB. Applying these standards, the Board of Directors has determined that all the directors on the Audit Committee are independent. The current members of QNB’s Audit Committee are Directors Bayles, Bisko, Papso and Stevenson.

Director Papso served as the Audit Committee Chair and Audit Committee financial expert for 2019.  The Board of Directors determined that Director Papso met the requirements adopted by the SEC and Nasdaq Stock Market for qualification as an Audit Committee financial expert. Ms. Papso has past employment experience as a Corporate Vice President, Chief Accounting Officer and Chief Financial Officer providing her with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules and SEC reporting. An Audit Committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.   In light of Director Papso’s retirement as of the annual meeting, Director Stevenson was appointed Audit Committee Chairman on March 1, 2020.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at www.qnbbank.com under “Governance Documents”.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting of questionable accounting or auditing matters, fraudulent activities, or misconduct to the Audit Committee. The policy also is available on our website at www.qnbbank.com under “Governance Documents”.

Compensation Committee. The Compensation Committee's primary functions are to review and approve key executive salaries and salary policy, determine the salary of the Chief Executive Officer and to administer equity compensation plans. In formulating its recommendations for the other executive officers, the Compensation Committee will consider information provided by the Chief Executive Officer related to subordinate executives.  In addition, the Committee reviews the general guidelines on compensation for all employees. The Board of Directors has determined that all the directors serving on the Compensation Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The Compensation Committee has a formal charter which is available on our website at www.qnbbank.com under “Governance Documents”. The current members of the Compensation Committee are Directors Bayles, Brown, Mann and Stauffer.  The Compensation Committee held one meeting during 2019.

Executive Committee. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in QNB’s Bylaws. The current members of the Executive Committee are Directors Bisko, Brown, Freeman, Helf and Stauffer.

Nominating Committee. The Board of Directors has determined that all the directors serving on the Nominating Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but the Nominating Committee will consider such candidates and its policy is to give due consideration to all candidates. If a shareholder wishes to recommend a director candidate as a possible nominee for the 2021 annual meeting of shareholders, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951 no later than February 14, 2020. The Nominating Committee has a formal charter which is available on our website at www.qnbbank.com under “Governance Documents”.  Members of the Nominating Committee include Directors Bayles, Bisko and Parzych.  The Nominating Committee met twice during 2019.

In considering individual director candidates, the Nominating Committee considers individuals who, in the judgment of the Committee, would be best qualified to serve on the Board. The Nominating Committee does not specifically consider diversity of gender or ethnicity in fulfilling its responsibilities to select qualified and appropriate director candidates. Instead, the Committee will seek to balance the existing skill sets of current Board members with the need for other diverse skills and qualities that will complement the Corporation’s strategic vision. All director candidates are evaluated based on general characteristics and specific talents and skills needed to increase the Board’s effectiveness. Additionally, all candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, QNB’s Audit Committee submits the following report:

Audit Committee Report to Board of Directors

The Board of Directors has formally adopted an Audit Committee Charter setting forth the Committee's duties. The Charter delegates to the Committee responsibility for overseeing QNB's financial reporting process. In that connection, the Committee has discussed and reviewed the Corporation's audited consolidated financial statements for 2019 with management and Baker Tilly Virchow Krause, LLP, QNB's independent registered public accounting firm.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control. Baker Tilly Virchow Krause, LLP is responsible for expressing opinions on the conformity of QNB's audited consolidated financial statements with generally accepted accounting principles and evaluation of effectiveness of QNB’s internal control over financial reporting.

In discharging its responsibilities, the Committee's review of the Corporation's financial statements for 2019 included discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made, and the clarity, consistency and completeness of disclosures in such financial statements with management and Baker Tilly Virchow Krause, LLP, as required by Public Company Accounting Oversight Board  (PCAOB) Auditing Standard No. 16, Communication with Audit Committees (as modified or supplemented).

The Audit Committee has considered the compatibility of non-audit services provided by Baker Tilly Virchow Krause, LLP with the maintenance of QNB's registered public accounting firm's independence. Baker Tilly Virchow Krause, LLP has provided written disclosures and a letter required by the applicable requirements of the PCAOB regarding its firm's communications with the Audit Committee concerning independence. These disclosures have been reviewed by the Audit Committee and discussed with management and Baker Tilly Virchow Krause, LLP.

The Committee discussed with QNB's internal auditors and Baker Tilly Virchow Krause, LLP the overall scope and plans for their respective audits, and met with both firms, with and without management present, to discuss the results of their examinations, their evaluations of QNB's internal controls and the overall quality of QNB's financial reporting process.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Anna Mae Papso

Autumn R. Bayles

Thomas J. Bisko

Scott R. Stevenson

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. The Audit Committee has delegated to the Chairperson of the Audit Committee authority to pre-approve services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $5,000. All of the services related to the Audit Related Fees, Tax Fees, and All Other Fees described below were approved by the Audit Committee pursuant to the pre-approval provisions set forth in applicable rules issued by the SEC and the Audit Committee’s pre-approval policy.

Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees

Baker Tilly Virchow Krause, LLP was QNB’s independent registered public accounting firm for 2019 and 2018.

The following table shows the fees paid by the Corporation in 2019 and 2018 for the audit and other services provided by Baker Tilly Virchow Krause, LLP for those years:

	2019	2018
Audit fees	$178,970	$175,650
Audit related fees	13,658	11,023
Audit and audit related fees	192,628	186,673
Tax fees	—	—
All other fees	—	—
Total fees	$192,628	$186,673

Audit Fees include professional services rendered for the audit of QNB’s annual consolidated financial statements and internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters, consents, quarterly reviews and consultations concerning financial accounting and reporting standards arising during the audits and statutory and regulatory audits (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

Audit Related Fees include assurance and related services related to the performance of the audit of the employee benefit plan and to the dividend reinvestment and stock purchase plan.

Tax Fees include fees billed for the preparation of state and federal tax returns and assistance with calculating estimated tax payments.

All Other Fees would include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

A representative of Baker Tilly Virchow Krause, LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

QNB’s executive compensation program includes compensation and benefit components typical of programs among comparable banking and financial service companies in our local and regional marketplace.

Objectives

QNB’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. QNB endorses the philosophy that executive compensation should reflect QNB’s performance and the contribution of such officers to that performance.  Our executive compensation program is designed to support QNB’s core values, strategic objectives and financial goals as established by the Board.  Moreover, our compensation philosophy is intended to align the interests of management with those of our shareholders through equity-based plans.

Program Management

The Compensation Committee of the Board of Directors has primary responsibility for the design and administration of the executive compensation program for directors and executive officers of QNB, including the Chief Executive Officer. It reviews the executive compensation program throughout the year considering changing organization needs and operating conditions and changing trends in industry practice. In addition, the Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding employee or executive succession matters.

The Compensation Committee is responsible for recommending compensation-related decisions to the Board of Directors for final approval. The performance of Mr. Freeman, the Chief Executive Officer, is reviewed semi-annually by the full Board. The results of these appraisals are used by the Compensation Committee in its recommendation of annual pay adjustments and other elements of compensation for Mr. Freeman to the Board of Directors for its consideration.

Role of Executive Officers in Executive Compensation

In formulating its recommendations for the named executive officers other than Mr. Freeman, the Compensation Committee will consider information provided by Mr. Freeman related to subordinate executives.

Elements of Executive Compensation

Factors the Compensation Committee considered in analyzing compensation include:

•	Total compensation;
•	Internal pay equity; and
•	The competitive environment for recruiting executive officers, and what the relevant competitors pay.

We compensate our executive management through a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management's incentives with the long-term interests of our shareholders. At the senior-most levels, we design the incentive compensation to reward company-wide performance through tying awards primarily to earnings per share growth.

The key components of QNB’s executive compensation consist of:

•	Base salary;
•	Cash incentive compensation; and
•	Equity compensation awards under the 2005 or 2015 Stock Option Plan.

Base Salary

The Compensation Committee offers competitive salaries in comparison to the market for currently employed executives in comparable positions in financial services institutions with similar asset size and operations.  In determining base salaries, the Compensation Committee reviews a salary survey prepared by an independent third party who specializes in financial service institution compensation.  The Compensation Committee also considers the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, and internal pay equity.

Base salaries are adjusted annually and are in effect for the period January 1 through December 31.  The Compensation Committee determines annual salary adjustments by evaluating the performance of QNB and of each named executive officer relative to both corporate and individual goals determined during a previous review.

The Compensation Committee met in October 2019 to review the performance of the named executive officers with the Chief Executive Officer to determine increases in base salary compensation for 2020.  The Committee then met in executive session without the Chief Executive Officer to discuss his base salary for 2020.  Base salaries for those executives that report directly to the Chief Executive Officer are subject to approval by the Chief Executive Officer and the Committee. The Chief Executive Officer’s salary is subject to approval by the Compensation Committee and the Board.  The table below outlines the increases in base salary compensation for 2020 approved by the Compensation Committee:

Executive	2020 Base Salary	2019 Base Salary	% Increase
Christopher T. Cattie	$203,000	$188,000	7.98%
David W. Freeman	510,000	490,000	4.08%
Janice McCracken Erkes	289,000	280,000	3.21%
Scott G. Orzehoski	263,000	255,000	3.14%
Dale A. Westwood	174,000	167,000	4.19%

The increase for named executive officers was determined based on merit, as well as internal pay equity and compensation levels of similar positions at financial institutions with similar operations and asset size.

Cash Incentive Compensation

In 2015, the Compensation Committee, with Board approval, established a cash incentive plan to reward QNB employees for achieving annual financial objectives.  The cash incentive plan is paid for meeting annual goals established by the Board for earnings per share (EPS) growth, and three-year average performance of return on average equity (ROAE) and return on average assets (ROAA), with the average calculation being built over the last three years. Finally, QNB’s five-year average performance of ROAE and ROAA, with the average calculation being built over five years commencing in 2015, was compared to peer group ROAE and ROAA.  For 2019, QNB’s ROAE and ROAA was compared to peers’ for the nine months ended September 30, 2019.  The peer group was expanded from publicly-traded Pennsylvania financial institutions with assets sizes between $750 million and $1.5 billion to include Mid-Atlantic publicly traded institutions with similar asset sizes. This expanded the pool from nineteen Pennsylvania-only peer institutions in 2015 to thirty-six institutions in 2016, forty-four institutions in 2017, forty-eight institutions in 2018 headquartered in Pennsylvania, New Jersey, New York and Maryland, and fifty-four institutions in 2019 also headquartered in Pennsylvania, New Jersey, New York, and Maryland.

The following table details the members of the peer groups for 2018 and 2019:

2018 Peer Group Institutions (Mid-Atlantic)	2019 Peer Group Institutions (Mid-Atlantic)
1st Constitution Bancorp	1st Constitution Bancorp
1st Summit Bncp Johnstown Inc.	1st Summit Bncp Johnstown Inc.
ACNB Corp.
Adirondack Trust Company	Adirondack Trust Company
AmeriServ Financial Inc.	AmeriServ Financial Inc.
Bancorp of New Jersey Inc.	Bancorp of New Jersey Inc.
Bank of Princeton	Bank of Princeton
Bank of Utica	Bank of Utica
Berkshire Bancorp Inc.
Capital Bancorp Inc.
CB Financial Services Inc.	CB Financial Services Inc.
Citizens & Northern Corp.	Citizens & Northern Corp.
Citizens Financial Services	Citizens Financial Services
Community Finl Corp.	Community Finl Corp.
DNB Financial Corp.	DNB Financial Corp.
Embassy Bancorp Inc.	Embassy Bancorp Inc.
Emclaire Financial Corp
Empire Bancorp Inc	Empire Bancorp Inc
ENB Financial Corp	ENB Financial Corp
Evans Bancorp Inc.	Evans Bancorp Inc.
Fidelity D & D Bancorp Inc.	Fidelity D & D Bancorp Inc.
First American Intl Corp
First Bank	First Bank
First Commerce Bank	First Commerce Bank
First Keystone Corp.	First Keystone Corp.
First United Corp.	First United Corp.
FNB Bancorp Inc.	FNB Bancorp Inc.
FNCB Bancorp Inc.	FNCB Bancorp Inc.
Franklin Financial Services	Franklin Financial Services
Greene County Bncp Inc. (MHC)	Greene County Bncp Inc. (MHC)
Harleysville Financial Corp.
Howard Bancorp Inc.	Howard Bancorp Inc.
Kish Bancorp Inc.
Lyons Bancorp Inc	Lyons Bancorp Inc
Malvern Bancorp Inc	Malvern Bancorp Inc
Marlin Bus. Services Corp.	Marlin Bus. Services Corp.
Meridian Corp.
Metropolitan Bank Holding Corp
Mid Penn Bancorp Inc.	Mid Penn Bancorp Inc.
NorthEast Community Bncp (MHC)
Norwood Financial Corp.	Norwood Financial Corp.
Orange County Bancorp Inc.	Orange County Bancorp Inc.
Orrstown Financial Services
Parke Bancorp Inc.	Parke Bancorp Inc.
Pathfinder Bancorp Inc.
PCSB Financial Corp.	PCSB Financial Corp.
PDL Community Bancorp
Penns Woods Bancorp Inc.	Penns Woods Bancorp Inc.
Prudential Bancorp Inc.
Riverview Financial Corp.
SB One Bancorp	SB One Bancorp
Severn Bancorp Inc.	Severn Bancorp Inc.

Shore Bancshares Inc.	Shore Bancshares Inc.
Solvay Bank Corp.	Solvay Bank Corp.
Somerset Trust Holding Company	Somerset Trust Holding Company
Standard AVB Financial Corp.
Stewardship Financial Corp.	Stewardship Financial Corp.
Two River Bncp	Two River Bncp
Unity Bancorp Inc.	Unity Bancorp Inc.

The plan provides for a cash incentive for named executive officers of up to 24% of their base salaries. The cash incentive payout is calculated annually, and payout occurs within two months following fiscal year-end.  The purpose of the plan is to motivate named executives to achieve financial goals that have a positive impact on QNB’s stock price and therefore increase shareholder value.

QNB’s financial targets and incentive payouts under the cash incentive plan set by the Compensation Committee are as follows:

		Threshold	Moderate	Excellent	Optimum
Part 1	One year earnings per share (EPS) growth
	Goal	5%	6%	7%	8%
	Potential bonus payout	2.00%	4.00%	6.00%	8.00%

Part 2	Three year return on average equity (ROAE) performance
	Goal	9%	10%	11%	12%
	Potential bonus payout	1.00%	2.00%	3.00%	4.00%

	Three year return on average assets (ROAA) performance
	Goal	0.84%	0.92%	1.00%	1.08%
	Potential bonus payout	1.00%	2.00%	3.00%	4.00%

Part 3	Five year peer group ROAE
	Goal	95%-105% of peers			>105% of peers
	Potential bonus payout	2.00%			4.00%

	Five year peer group ROAA
	Goal	95%-105% of peers			>105% of peers
	Potential bonus payout	2.00%			4.00%

	Total Bonus Payout Potential	8.00%	12.00%	16.00%	24.00%

The purpose of the plan is to motivate executives to achieve financial goals that should have a positive impact on QNB’s stock price and therefore increase shareholder value.

At its January 2020 meeting, the Board of Directors approved the calculation of 2019’s cash incentive compensation program measures.  QNB met its one-year earnings per share growth goal at the Optimum level described in the table above, as EPS growth for the year ended December 31, 2019 was 8.0%.  Both QNB’s three-year average ROAA at 0.99% and three-year ROAE at 10.59% met the Moderate level payout.  QNB’s average ROAE and ROAA for the nine months ended September 30, 2019, and twelve months in 2018, 2017, 2016 and 2015 were 10.10% and 0.93%, respectively. QNB’s average ROAE was 109.6% of the peer group average ROAE meeting the Optimum level as detailed in part 3 of the table above and average ROAA was 100.5% of the peer group average ROAA meeting the Threshold level.  As a result, an aggregate cash incentive paid to the named executive officers was equivalent to 18.03% of their base salary.

The amounts paid under the cash incentive plan for 2019 are reflected in the Summary Compensation Table.

Long-Term Incentive Compensation

The named executive officers are eligible to participate in a long-term incentive award plan established to focus executive efforts on the strategic directions and goals of QNB and to reward them for their successes in these areas. The 2015 Stock Incentive Plan (the Plan) was approved by the shareholders at the 2015 Annual Meeting of Shareholders.  The purpose of the Plan is also to provide ownership incentive to the executive officers and align their interests with the interests of shareholders. In establishing award levels, equity ownership levels of the recipients or prior awards that are fully vested are not considered.

The Plan is administered by the Compensation Committee. The Plan provides for the granting of either (i) nonqualified stock options or (ii) incentive stock options. The exercise price of an option, as defined by the Plan, is the fair market value of QNB’s common stock on the date of grant.

The Compensation Committee determines the type of grant, the number of shares of common stock subject to a particular grant and the vesting period for such grants. To date, options granted under the Plan have a three-year vesting feature. The Compensation Committee determines the number of options granted in total and to Mr. Freeman, individually. Mr. Freeman determines the allocation of the remaining grants among eligible employees. The fair value of the stock options granted represented between 2.7% and 8.0% of named executive officers’ base salaries in 2019.

Post-Retirement Plans

QNB provides a qualified retirement plan to all employees, including the named executive officers.  The QNB Bank Retirement Savings Plan provides for elective employee contributions up to the maximum allowed by the IRS and a matching company contribution limited to three percent of total compensation. In addition, the plan provides for safe harbor non-elective contributions of five percent of total compensation by QNB. To be eligible to participate, employees must have completed six months of service.

During 2001, QNB purchased Bank Owned Life Insurance (BOLI) for officers of the Corporation.  A split-dollar agreement provides the employee’s beneficiary a portion of the death proceeds under the BOLI equal to two times their current base salary. Under this plan vesting occurs when the employee reaches age 55 and has a combined age and years of service of 70. When vested, the insurance would become portable to the participant after they are no longer in service with the Bank either through termination or retirement thereby creating the post-retirement benefit.  Mr. Orzehoski is the only named executive officer that is insured through BOLI.

Health and Welfare Benefits

The named executive officers participate in the Corporation’s qualified health and welfare benefits program on the same terms and conditions as all other salaried employees.

Perquisites and Other Benefits; Agreements

Perquisites received by the named executive officers are reviewed annually. The primary perquisite received by Mr. Freeman is the reimbursement of country club dues. Certain executive officers are encouraged to belong to a golf or social club to provide the appropriate entertainment forum for customers and appropriate interaction with the communities served by QNB.

Certain members of senior management are parties to change in control agreements with the Corporation.  Executive management and other employees have built QNB into a successful enterprise, and the Board believes that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders.

Future Compensation Determination

The committee will continue to reassess QNB’s executive compensation program to ensure that it promotes the long-term objectives of QNB, encourages growth in shareholder value and attracts and retains top-level executives.

Tax Considerations

Section 162(m) of the Internal Revenue Code disallows, with certain exceptions, a federal income tax deduction for compensation over $1 million paid to each of our CEO and the four highest-paid executive officers other than the CEO, provided that they are serving in that capacity as of the last day of our fiscal year.

Although the committee considers limiting QNB’s non-deductible compensation expense, the committee also believes that it is equally important to maintain the flexibility and competitive effectiveness of our executive compensation program. Therefore, the committee may, from time to time, make grants and awards that may not be deductible for federal income tax purposes due to the provisions of Section 162(m).

The Tax Cuts and Jobs Act of 2017 amended Section 162(m) in a manner that may affect the Company’s future compensation programs, including the elimination of the exception for performance-based compensation.  The Compensation Committee will consider these effects in making future compensation determinations.

Conclusion

The Committee links executive compensation to corporate performance and growth in shareholder value.  The Committee intends to continue this policy, recognizing that the business cycle may from time to time result in an imbalance for a particular period.

COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with executive management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Respectfully submitted,
THE COMPENSATION COMMITTEE

Autumn R. Bayles
Kenneth F. Brown, Jr.
Jennifer L. Mann
W. Randall Stauffer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Freeman. The Compensation Committee is composed entirely of the following four independent outside directors:  Bayles, Brown, Mann and Stauffer. No member of the Compensation Committee during fiscal year 2019 was an officer or employee of the Corporation or its subsidiary or was formerly an officer of the Corporation or its subsidiary. No member of the Compensation Committee had any relationship or transaction with the Corporation or with any third party requiring disclosure under applicable SEC rules.

EXECUTIVE COMPENSATION

The following table is a summary of the compensation for the past three years earned by the principal executive officer, principal financial officer and the three other executive officers serving at the end of 2019.

Summary Compensation Table ‑ 2019

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Position	Year	($)(1)	($)	($)	($)(2)	($)	($)		($)
David W. Freeman	2019	$490,000	$—	$—	$13,355	$88,347	$39,462	(3)	$631,164
Principal Executive Officer	2018	440,000	—	—	17,842	79,332	35,743	(3)	572,917
	2017	420,000	—	—	13,192	54,684	33,403	(3)	521,279

Janice McCracken Erkes	2019	280,000	—	—	13,355	50,484	22,655	(4)	366,494
Principal Financial Officer	2018	245,000	—	—	17,842	44,173	19,775	(4)	326,790
	2017	235,000	—	—	13,192	30,597	18,800	(4)	297,589

Christopher T. Cattie	2019	188,000	—	—	13,355	33,897	15,120	(5)	250,372
Executive Vice President	2018	180,000	—	—	17,842	32,454	14,400	(5)	244,696
	2017	175,000	—	—	13,192	22,785	14,000	(5)	224,977

Scott G. Orzehoski	2019	255,000	—	—	13,355	45,977	20,400	(6)	334,732
Executive Vice President	2018	235,000	—	—	17,842	42,370	18,800	(6)	314,012
	2017	225,000	—	—	13,192	29,295	18,000	(6)	285,487

Dale A. Westwood	2019	167,000	—	—	13,355	30,110	13,680	(7)	224,145
Executive Vice President	2018	162,000	—	—	17,842	29,155	13,021	(7)	222,018
	2017	157,000	—	—	13,192	20,441	12,690	(7)	203,323

(1)	“Salary” is the actual base pay compensation paid through December 31, 2019, 2018 and 2017, respectively.
(2)

The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  This method of reporting uses the fair value of an award on the grant date.  All of the option awards vest after a three-year period.  Assumptions used in the fair value calculation of the awards are disclosed in the notes to QNB’s financial statements set forth in its 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)

Includes the Bank's contributions on behalf of Mr. Freeman to the Retirement Savings Plan of $22,400, $22,000, and $22,600; country club membership dues of $12,618, $9,821 and $9,742; and reimbursement of spousal expenses for conferences, meals and entertainment of $4,444, $3,922 and $2,062 for 2019, 2018 and 2017, respectively.

(4)

Includes the Bank's contributions on behalf of Ms. McCracken Erkes to the Retirement Savings Plan of $22,400, $19,600 and $18,800 and reimbursement of spousal expenses for conferences, meals and entertainment of $255, $175 and $0 for 2019, 2018 and 2017, respectively.

(5)

Includes the Bank’s contributions on behalf of Mr. Cattie to the Retirement Savings Plan of $15,040, $14,400 and $14,000 and reimbursement of spousal expenses for conferences, meals and entertainment of $80, $0 and $0 for 2019, 2018 and 2017, respectively.

(6)	Includes the Bank's contributions on behalf of Mr. Orzehoski to the Retirement Savings Plan of $20,400, $18,800 and $18,000 for 2019, 2018 and 2017, respectively.
(7)

Includes the Bank's contributions on behalf of Ms. Westwood to the Retirement Savings Plan of $13,360, $12,936 and $12,560 and reimbursement of spousal expenses for conferences, meals and entertainment of $320, $85 and $130 for 2019, 2018 and 2017, respectively.

Stock Option Grants for 2019 and Other Plan-Based Awards

The following table reflects grants of stock options under QNB’s stock incentive plan and future payment opportunities under QNB’s cash incentive plan to Mr. Freeman, Ms. McCracken Erkes, Mr. Cattie, Mr. Orzehoski, and Ms. Westwood in fiscal year 2019.

GRANTS OF PLAN-BASED AWARDS - 2019

		Estimated Future Payouts Under Non-Equity Compensation Plans (1) Incentive Plan Awards		All Other Stock		Grant Date Fair Value
				Awards: Number	Exercise Or	of Stock
				of Securities	Base Price of	And
	Grant	Threshold		Underlying	Option Awards	Option
Name	Date	($)	Maximum ($)	Options (#)	($/Sh)	Awards
David W. Freeman	2/15/2019	$4,900	$117,600	3,375	$38.15	$13,355

Janice McCracken Erkes	2/15/2019	2,800	67,200	3,375	38.15	13,355

Christopher T. Cattie	2/15/2019	1,880	45,120	3,375	38.15	13,355

Scott G. Orzehoski	2/15/2019	2,550	61,200	3,375	38.15	13,355

Dale A. Westwood	2/15/2019	1,670	40,080	3,375	38.15	13,355

(1)

Amounts reflect threshold and maximum payment opportunities for 2019 under the cash incentive plan and reflect one‑, three‑, and five‑year goals as discussed in the Compensation Discussion and Analysis section.

The stock options consist of both incentive and non-qualified grants and are all subject to a five-year term and vest after a three-year period from the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning exercisable and unexercisable stock options, both incentive and non-qualified, held by each named executive officer as of December 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2019

Option Awards
		Number of	Number of	Equity Incentive Plan
		Securities	Securities	Awards: Number of
		Underlying	Underlying	Securities Underlying	Option
		Unexercised	Unexercised	Unexercised Unearned	Exercise	Option
	Option	Options	Options	Options	Price	Expiration
Name	Grant Date	(#) Exercisable	(#) Unexercisable	(#)	($)	Date (1)
David W. Freeman	2/15/2016	3,500		—	30.40	2/15/2021
	2/15/2017		3,400	—	37.60	2/15/2022
	2/20/2018		3,375	—	43.60	2/20/2023
	2/20/2019		3,375	—	38.15	2/15/2024

Janice McCracken Erkes	2/15/2016	3,500		—	30.40	2/15/2021
	2/15/2017		3,400	—	37.60	2/15/2022
	2/20/2018		3,375	—	43.60	2/20/2023
	2/20/2019		3,375	—	38.15	2/15/2024

Christopher T. Cattie	2/16/2016	2,000		—	30.40	2/16/2021
	2/15/2017		3,400	—	37.60	2/15/2022
	2/20/2018		3,375	—	43.60	2/20/2023
	2/20/2019		3,375	—	38.15	2/15/2024

Scott G. Orzehoski	1/29/2015	3,150		—	29.25	1/29/2020
	2/15/2016	3,500		—	30.40	2/15/2021
	2/15/2017		3,400	—	37.60	2/15/2022
	2/20/2018		3,375	—	43.60	2/20/2023
	2/20/2019		3,375	—	38.15	2/15/2024

Dale A. Westwood	1/29/2015	3,150		—	29.25	1/29/2020
	2/15/2016	3,500		—	30.40	2/15/2021
	2/15/2017		3,400	—	37.60	2/15/2022
	2/20/2018		3,375	—	43.60	2/20/2023
	2/20/2019		3,375	—	38.15	2/15/2024

(1)	Options vest after a three‑year period, commencing upon the date of grant.

The following table details option awards that were exercised in 2019 by each named executive officer as of December 31, 2019.

Option Exercises - 2019

	Option Awards
	Number of Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)
David W. Freeman	3,150	$27,563
Janice McCracken Erkes	2,150	18,920
Christopher T. Cattie	—	—
Scott Orzehoski	2,950	35,666
Dale A. Westwood	2,875	33,178

Employment and Change in Control Agreements

QNB and Mr. Freeman are parties to an employment agreement that currently automatically renews annually unless either party gives notice of non-renewal at least 90 days prior to the annual renewal date.  Under the terms of the employment agreement, Mr. Freeman is to be employed as the President and Chief Executive Officer of QNB and the Bank, at a current annual base salary of $510,000 and shall perform all duties and accept all responsibilities incident to such positions as may be assigned by the Board of Directors. Mr. Freeman may be discharged at any time for cause as defined in the agreement.

If Mr. Freeman's employment is terminated without cause or he terminates employment for specified events of “good reason” (as defined in the agreement) prior to a change in control of QNB or the Bank, Mr. Freeman is entitled to receive his annual base salary then in effect and continuation of health care benefits for a period of 12 months.  In the event of Mr. Freeman's death or disability, the agreement will terminate and QNB shall pay either to Mr. Freeman or his dependents any benefits due to him under the employee benefit plan.

The employment agreement also contains change in control features which provide certain benefits to Mr. Freeman in the event of a change in control of QNB or the Bank. Under the Agreement, a change in control includes, among other things, a merger, consolidation, division or disposition of substantially all of the assets of QNB or the Bank, or a purchase by QNB or the Bank of substantially all of the assets of another entity, unless, in either case, the transaction is approved in advance by sixty-six and two-thirds percent or more of the members of the Board of QNB or the Bank who are not interested in the transaction and a majority of the members of the Board of the surviving entity and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of QNB or the Bank. A change of control also includes the acquisition by a person or group of beneficial ownership of 25% of more of the voting securities of QNB or the Bank. It also includes a situation where, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of QNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

In the event that Mr. Freeman’s employment is involuntarily terminated or he terminates employment for specified events of “good reason” (as defined in the agreement) following a change in control of QNB or the Bank, he will receive, a lump-sum cash payment equal to two times annual base salary then in effect and the continuation of employer-provided healthcare benefits for two years at the level and cost to him and his qualified dependents in effect on the date of termination. The agreement further provides that, if this lump-sum payment, when added to all other amounts or benefits provided to or on behalf of Mr. Freeman in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payment would be reduced to the extent necessary to avoid such excise tax imposition. The determination of any reduction in the lump-sum payment pursuant to the foregoing provisions will be made by QNB’s independent registered public accounting firm.

Change of Control Agreements

QNB and the Bank are parties to change of control agreements with Ms. McCracken Erkes, Mr. Cattie, Mr. Orzehoski, and Ms. Westwood. The agreements provide certain benefits to Ms. McCracken Erkes, Mr. Cattie, Mr. Orzehoski and Ms. Westwood in the event that their employment is terminated without cause within three years of a change of control of QNB or the Bank. Under the agreements, a change in control includes, among other things, a merger, consolidation, division or disposition of substantially all of the assets of QNB or the Bank, or a purchase by QNB or the Bank of substantially all of the assets of another entity, unless, in either case, the transaction is approved in advance by 70% or more of the members of the Board of QNB or the Bank who are not interested in the transaction and a majority of the members of the Board of the surviving entity and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of QNB or Bank. A change of control also includes the acquisition by a person or group of beneficial ownership of 25% of more of the voting securities of QNB or the Bank. It also includes a situation where, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of QNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

In the event of involuntary termination employment (other than for cause) within three years of a change in control of QNB or the Bank, Ms. McCracken Erkes will receive a lump-sum payment equal to two times her average annual compensation over the five years prior to her termination of employment and Mr. Cattie, Mr. Orzehoski and Ms. Westwood will receive a lump-sum payment equal to his or her average annual compensation over the five years prior to his or her termination of employment.  The agreements further provide that, if the lump-sum payment, when added to all other amounts or benefits provided to or on behalf of Ms. McCracken Erkes, Mr. Cattie, Mr. Orzehoski and Ms. Westwood in connection with their termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payment would be reduced to the extent necessary to avoid such excise tax. The determination of any reduction in the lump-sum payments pursuant to the foregoing provisions will be made by QNB’s independent registered public accounting firm.

Potential Payments Upon Termination or Change in Control

The following table shows the potential payments and benefits payable to each of the named executive officers upon a separation of employment under terms of his employment agreement and the terms of any applicable benefit plans, assuming the event giving rise to such termination occurred on December 31, 2019.

				Before Change in Control		After Change in Control
		Termination for Death or Disability	Involuntary Termination for Cause	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason
David W. Freeman	Severance (1)	$—	$—	$490,000	$490,000	$980,000	$980,000
	Welfare continuation (2)	—	—	21,738	21,738	43,476	43,476
	Option vesting (3)	—	—	—	—	5,258	5,258
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$511,738	$511,738	$1,028,734	$1,028,734
Janice McCracken	Severance (1)	$—	$—	$—	$—	$512,392	$512,392
Erkes	Option vesting (3)	—	—	—	—	5,258	5,258
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$517,650	$517,650
Christopher T. Cattie	Severance (1)	$—	$—	$—	$—	$191,015	$191,015
	Option vesting (3)	—	—	—	—	5,258	5,258
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$196,273	$196,273
Scott G. Orzehoski	Severance (1)	$—	$—	$—	$—	$246,384	$246,384
	Option vesting (3)	—	—	—	—	5,258	5,258
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$251,642	$251,642
Dale A. Westwood	Severance (1)	$—	$—	$—	$—	$170,916	$170,916
	Option vesting (3)	—	—	—	—	5,258	5,258
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$176,174	$176,174

(1)	For a description of the severance and welfare continuation payment calculation, and time and form of such payments, see “Employment and Change in Control Agreements.”
(2)	Assumes no increase in the cost of welfare benefits.
(3)	Options vest immediately upon a change in control.

CHIEF EXECUTIVE OFFICER – PAY RATIO DISCLOSURE

The 2019 annual total compensation of QNB’s President and CEO to the median of the annual total compensation of all employees (other than the CEO) is 15 to 1.

•

For  pay ratio disclosure included in the 2019 proxy statement, we prepared a database including the total gross amount of salary, wages, and other compensation (which, depending on the individual, could include items such as holiday and other paid time off, overtime pay, shift differentials), as reflected in our payroll records for 2019, for our entire workforce (other than the CEO) as of December 31, 2019.  We eliminated employees who were terminated within 90 days of hire date during 2019.  We calculated the median gross pay (as described in the first bullet above) of the remaining employees.  We selected the employee at the midpoint of the data set.

•	The median employee annual total compensation for the year ended December 31, 2019 was $42,822.
•

The annual total compensation of our CEO, Mr. Freeman, for the year ended December 31, 2019 was $631,164, as reflected in the “total” column of the Summary Compensation Table included in this proxy statement.

DIRECTOR COMPENSATION

The following table sets forth compensation earned by non-employee directors for the year ended December 31, 2019. Each director of QNB is also a member of the Bank’s Board of Directors.

Fees Earned or
or Paid in Cash
Name	($)
Autumn R. Bayles	$24,000
Thomas J. Bisko	33,325
Kenneth F. Brown, Jr.	29,650
Dennis Helf	56,950
Jennifer L. Mann	23,200
Anna Mae Papso	25,025
Gary S. Parzych	33,375
Randall Stauffer	21,975
Scott R. Stevenson	22,825

During 2020, directors, except for Mr. Freeman, will receive an annual fee of $10,500. The Chairman of the Board will receive additional compensation of $15,000. In addition, each director will receive a fee of $850 for each Board meeting attended. Directors are not reimbursed for travel to or from Board meetings. Members of the committees of the Board of Directors will receive $375 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting.  The Chairperson of the Audit Committee receives additional compensation of $3,250. In addition, the Chairperson of the Compensation Committee receives additional compensation of $800 and the Chairperson of the Building Committee receives additional compensation of $800.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Independent Registered Public Accounting Firm

Our Board’s Audit Committee is comprised entirely of directors who are independent pursuant to the rules adopted by the Securities and Exchange Commission (SEC) and the corporate governance standards promulgated by the Nasdaq Stock Market. Among other things, the Board has determined that each member has a general understanding of finance and accounting practices. The Board made these determinations in its business judgment, based on its interpretation of the Nasdaq Stock Market’s requirements for audit committee members.

Under the Audit Committee’s charter, the Committee is responsible for selecting QNB’s independent registered public accounting firm. The Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the Committee’s responsibilities with respect to the independent registered public accounting firm in the Committee’s charter, which is available on QNB’s website at www.qnbbank.com under “Governance Documents”.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that shareholders vote to ratify the Audit Committee’s selection of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2020.

Representatives of Baker Tilly Virchow Krause, LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions presented at the Annual Meeting.

Voting Requirements

The affirmative vote of a majority of the votes cast at the meeting, assuming the presence of a quorum, is required for the adoption of this Proposal.

In the event that the shareholders do not ratify the selection of Baker Tilly Virchow Krause, LLP, the selection of QNB’s independent registered public accounting firm will be reconsidered by the Audit Committee. The Committee will be under no obligation, however, to select a new independent registered public accounting firm. If the Committee does select a new independent registered public accounting firm for 2020, we will not seek shareholder ratification of the new independent registered public accounting firm selected by the Committee.

RECOMMENDATION

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS QNB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

QNB and the Bank have not entered into any material transactions, proposed or consummated, with any director or executive officer, or any 5% shareholder, of QNB or the Bank, or any associate of the foregoing persons, except as disclosed below. QNB and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of QNB and the Bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other Bank customers. The Bank makes loans to its officers and directors, as well as their immediate families and companies, in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and these loans did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 29, 2020, to the above described group was $13,662,218.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Bona fide written communications received by QNB from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. Any written communication should be mailed to the CEO at the Corporation’s offices at P.O. Box 9005, Quakertown, PA 18951.

NOMINATIONS AND SHAREHOLDER PROPOSALS

Nominations of individuals for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the CEO of QNB, not less than 45 days or more than 60 days prior to any shareholder meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nomination shall be mailed or delivered to the CEO of QNB not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed. The notification must contain the following information to the extent known to the notifying shareholder:

(a)	the name and address of each proposed nominee;
(b)	the principal occupation of each proposed nominee;
(c)	the total number of shares of QNB common stock that will be voted for each proposed nominee;
(d)	the name and residential address of the notifying shareholder; and
(e)	the number of shares of QNB common stock owned by the notifying shareholder.

Nominations not made in accordance with these provisions may be disregarded by the Chairman at the annual meeting.

If you wish to include a proposal in the Proxy Statement for the 2021 Annual Meeting of Shareholders under applicable SEC rules, your written proposal must be received by the Corporation no later than December 15, 2020. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of Pennsylvania, and the Corporation’s Bylaws. Shareholder proposals may be mailed to the Secretary of QNB, QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005.

The rules of the SEC provide that, if the Corporation does not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Corporation will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting. The deadline for these proposals for the year 2021 annual meeting is February 28, 2021. If a shareholder gives notice of such a proposal after this deadline, the Corporation’s proxy holders will be allowed to use their discretionary authority to vote against the shareholder proposal when and if the proposal is raised at our 2021 Annual Meeting.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies or the recommendation of the Board of Directors.

If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.

MISCELLANEOUS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the QNB’s Proxy Statement may have been sent to multiple shareholders in your household. QNB will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Mary Beth Liddle at QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005, telephone (215) 538-5600. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE CORPORATION’S ASSISTANT SECRETARY AT QNB CORP., P.O. BOX 9005, QUAKERTOWN, PA 18951-9005.

QNB CORP.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote "FOR" all the nominees listed and "FOR" Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Randy S. Bimes	☐	☐	02 - Laurie A. Bergman	☐	☐	03 - Kenneth F. Brown, Jr.	☐	☐
04 - W. Randall Stauffer	☐	☐						

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 4 5 5 9 4 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2020 Annual Meeting of QNB Corp. Shareholders

Tuesday, May 26, 2020, 11:00 a.m. EST
McCoole's Arts & Events Center
10 South Main Street, Quakertown, PA 18951

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

QNB Corp.

+

Notice of 2020 Annual Meeting of Shareholders

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees of the Board of Directors and FOR Proposal 2 (ratification of appointment of independent registered accounting firm for 2020).

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

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q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2018 Annual Meeting of Shareholders McCoole’s Arts & Events Center, 10 South Main Street, Quakertown, PA 18951 Proxy Solicited by Board of Directors for Annual Meeting - May 22, 2018 G. Arden Link, Charles M. Meredith, III and Edgar L. Stauffer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of QNB Corp. to be held on May 22, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder on the reverse side hereof. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees of the Board of Directors and FOR ratification of the appointment of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2018. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) . Proxy — QNB Corp. QNB Corp. 2018 Annual Meeting of Shareholders Tuesday, May 22, 2018, 11:00 a.m. McCoole’s Arts & Events Center 10 South Main Street, Quakertown, PA 18951